Exhibit 10.48

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of December, 2017 (the “Effective Date”), by and among (i) Seven Stars Cloud Group, Inc., a Nevada corporation (the “Purchaser”), (ii) each of the parties listed on the signature page hereto as “Seller” (each, a “Seller” and collectively, the “Sellers”), and (iii) Delaware Board of Trade Holdings, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement (the “Transactions”), each Seller owns certain shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) and held certain options to purchase additional shares of Common Stock (the “Options”);

WHEREAS, immediately prior to the consummation of the Transactions and in connection therewith, each Seller exercised certain Options held by him or it;

WHEREAS, each Seller desires to sell to Purchaser the shares of Common Stock set forth opposite such Seller’s name on Schedule A attached hereto, which are equivalent to the shares of Common Stock that each Seller received in connection with exercise of such Seller’s Options immediately prior to the Transactions (collectively, the “Purchased Stock”), to the Purchaser, and the Purchaser desires to purchase the Purchased Stock from Sellers, on the terms and subject to the conditions set forth herein;

WHEREAS, certain rights and obligations related to the Purchased Stock are set forth in that certain Amended and Restated Stockholders’ Agreement, dated as of June 13, 2017, by and among the Company and the other parties signatory thereto, as amended by that certain Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated as of July 17, 2017 (the “Stockholders’ Agreement”);

WHEREAS, certain rights and obligations related to the Purchased Stock are set forth in the Voting Agreement dated as of September 21, 2016, the Voting Agreement dated as of March 13, 2017 and the Voting Agreement dated as of June 2017 (collectively, the “Voting Agreements”);

WHEREAS, in connection with the transactions contemplated herein, Purchaser agrees to join and be bound by the terms of each of the Stockholders’ Agreement and the Voting Agreements; and

WHEREAS, immediately following the consummation of the Transactions, each Seller will remain a stockholder of the Company and continue to hold the shares of Common Stock that were not sold to Purchaser in connection with the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

AGREEMENT:

1.           Purchase of Purchased Stock. Each Seller hereby sells, assigns and conveys to the Purchaser, and Purchaser hereby purchases from each such Seller, the Purchased Stock owned beneficially and of record by such Seller. The Purchased Stock is hereby transferred to Purchaser free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, rights of third parties or other interests of any kind or character, other than as set forth in the Stockholders’ Agreement (collectively, “Liens”).

2.           Purchase Price; Closing; Deliveries.

(a)          Purchase Price; Payment. In consideration of each Seller’s sale of Purchased Stock to Purchaser, Purchaser shall issue to each such Seller its shares of capital stock (“Purchaser Common Stock”) set forth opposite such Seller’s name on Schedule B attached hereto (the “Purchase Price”), payable upon the Closing.

(b)          Fair Consideration. Each of the parties acknowledges and agrees that the consideration provided for in Section 2(a) represents fair consideration and reasonable equivalent value for the sale and transfer of the Purchased Stock and the transactions, covenants and agreements set forth in this Agreement, which consideration was agreed upon as the result of arms-length good faith negotiations between the parties and their respective representatives.

3.           Closing. The closing of the Transactions (the “Closing”) shall occur within 30 days of the execution of this Agreement.

4.           Deliveries by Seller. At the Closing, each Seller shall deliver (or cause to be delivered) to Purchaser or the Company (as applicable) an assignment separate from certificate for such Seller’s shares of the Purchased Stock, duly executed by such Seller.

5.           Deliveries by Purchaser. At the Closing, Purchaser shall deliver (or cause to be delivered) to Sellers the Purchase Price, payable as provided in Section 2(a), along with certificates evidencing the same.

6.           Deliveries by Company. At the Closing, the Company shall deliver (or cause to be delivered) to Purchaser the Company Disclosure Schedule, which shall be true, correct and complete as of the Closing.

7.           Company Actions. The Company waives any and all rights of first refusal, whether granted by statute or otherwise, which may serve to impede, delay or prohibit the Transactions (including, without limitation, as set forth in the Stockholders’ Agreement).

8.           Representations and Warranties.

(a)          Each Seller, severally but not jointly, represents and warrants to the Purchaser as of the Closing that:

(i)          If not a natural person, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own its properties and assets and to conduct its business as it is now conducted.

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(ii)         Such Seller owns of record and beneficially, and is transferring and delivering to the Purchaser, good and marketable title to such Seller’s portion the Purchased Stock, free and clear of any and all Liens.

(iii)        Such Seller has the legal capacity and authority to enter into this Agreement and to carry out its or his obligations hereunder. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Transactions have been duly authorized by such Seller. This Agreement and all other agreements, documents and instruments executed by such Seller in connection with the Transactions have been duly executed and delivered by such Seller and constitute such Seller’s legal, valid and binding obligation, as applicable, enforceable against such Seller in accordance with their respective terms and conditions.

(iv)        No commission or remuneration was paid to any person in connection with the offer or sale of such Seller’s portion of the Purchased Stock.

(b)          Purchaser represents and warrants to each Seller and the Company as of the Closing that:

(i)          Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own its properties and assets and to conduct its business as it is now conducted.

(ii)         Purchaser has the legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Transactions have been duly authorized by Purchaser. This Agreement and all other agreements, documents and instruments executed by Purchaser in connection with the Transactions have been duly executed and delivered by Purchaser and constitute Purchaser’s legal, valid and binding obligation, as applicable, enforceable against Purchaser in accordance with their respective terms and conditions.

(iii)        Purchaser is purchasing the Purchased Stock for Purchaser’s own account and not with a view to, or intention of, the distribution or resale thereof to anyone else.

(iv)        Purchaser is able to bear the economic risk of the investment in the Purchased Stock to be acquired hereunder for an indefinite period of time, and Purchaser understands that the Purchased Stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or any other state securities laws.

(v)         Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act;

(vi)        Purchaser agrees that the Purchased Stock purchased hereunder will not be sold or transferred without: (i) registration under the 1933 Act or any exemption available thereunder, (ii) registration under any applicable state securities law or any exemption available thereunder, and (iii) full compliance with all transfer restrictions set forth in the Stockholders’ Agreement;

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(vii)       Purchaser has had an opportunity to ask questions and receive answers concerning the Purchased Stock to be acquired by Purchaser hereunder and has had access to such other information concerning the Company as Purchaser has requested. Purchaser is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Purchased Stock to be acquired hereunder. Purchaser acknowledges and understands that an investment in the Purchased Stock involves substantial risks and Purchaser is able to bear the economic risks of an investment in the Purchased Stock pursuant to the terms hereof, including the complete loss of Purchaser’s investment in such Purchased Stock.

(viii)      Purchaser understands that the Purchased Stock will be subject to the terms and conditions of the Stockholders’ Agreement and the Voting Agreements; and

(ix)         No commission or remuneration was paid to any person in connection with the offer or sale of the Purchased Stock.

(x)          Purchaser has filed all reports, schedules, forms, registrations, statements and certifications, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 2016 with the Securities and Exchange Commission (the “SEC”) (together with the exhibits and other information incorporated therein, the “Purchaser SEC Reports”). No such Purchaser SEC Reports or communications, at the time filed, furnished or communicated (and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of relevant meetings, respectively) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information in the Purchaser SEC Reports as of a later date (but before the date of this Agreement) shall be deemed to modify information in the Purchaser SEC Reports as of an earlier date. As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), all Purchaser SEC Reports complied as to form in all material respects with the regulations of the SEC with respect thereto.

(xi)         Each of the consolidated financial statements of Purchaser and its subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its consolidated subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its consolidated subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in each case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

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(xii)        The shares of Purchaser Common Stock being issued to Sellers have been duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar right.

(c)          The Company represents and warrants to Purchaser as of the Closing that:

(i)          Each of the Company and its subsidiaries, are duly organized, validly existing entities and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed by the Company and its subsidiaries to be conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole. The Company Disclosure Schedule lists each jurisdiction in which the Company and its subsidiaries are qualified to do business.

(ii)         Each of the Company and its subsidiaries have complied with and is not in default under its Charter Documents. “Charter Documents” means, with respect to any entity, the certificate of incorporation, the articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

(iii)        The authorized capital stock of the Company consists of 14,000,000 shares of Company Common Stock, of which 8,207,456 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

(iv)        Except for the Common Stock and Options outstanding as of the date hereof, the Company does not have outstanding securities of any kind. Except as set forth in the preceding sentence, the Company is not a party to any Contract obligating the Company, directly or indirectly, to issue additional securities. Additionally, no subsidiary of the Company is party to any contract obligating such subsidiary, directly or indirectly, to issue any additional securities and, to the Company’s knowledge, there is no circumstance or condition that may give rise to a claim by any person that such person is entitled to acquire the securities of any such subsidiary.

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(v)         The Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements with respect to the transfer, voting or other rights associated with its securities other than the Stockholders’ Agreement and the Voting Agreements.

(vi)        The Company and its subsidiaries do not have outstanding any bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(vii)       Each of the Company and its subsidiaries has complied in all material respects with each, and is not in violation in any material respect of, any applicable law to which the Company or any of its subsidiaries or its business, operations, assets or properties is subject. Other than the subsidiaries set forth in the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company, directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture or other business association or entity, or to provide funds to or make any investment.

(viii)      Financial Statements. True and complete copies of the Company’s unaudited consolidated financial statements consisting of the balance sheet of the Company and its subsidiaries as of September 30, 2017 and the related statements of income and retained earnings and cash flow for the September 30, 2017 period then ended (the “Financial Statements”), are included in the Company Disclosure Schedule. The Financial Statements are true, complete and correct and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The Financial Statements are based on the books and records of the Company and its subsidiaries, and fairly present the financial condition of the Company and its subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its subsidiaries for the periods indicated. The consolidated balance sheet of the Company and its subsidiaries as of September 30, 2017 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.” Each of the Company and its subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

(ix)         No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, and (c) obligations under contracts described herein.

(x)          Accounts Receivable. The Company Disclosure Schedule sets forth a true and correct list of all accounts receivable and unbilled receivables (for services performed prior to Closing) of the Company or any affiliated entity (“Accounts Receivable”) as of the Balance Sheet Date. All Accounts Receivable as of the Balance Sheet Date (other than those paid since such date) and that have arisen since the Balance Sheet Date represent valid obligations and are not subject to any setoffs or counterclaims of which the Company has knowledge.

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(xi)         Litigation. Except as set forth on the Company Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an “Action”) pending or threatened (i) against or affecting the Company or any of its subsidiaries or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the Transactions. To the Company’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. Except as set forth on the Company Disclosure Schedule, there is no Action against any current or, to the Company’s knowledge, former director, shareholder, or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its subsidiaries has or is reasonably likely to have an indemnification obligation. Except as set forth on the Company Disclosure Schedule, there is no unsatisfied judgment, penalty or award against or affecting the Company or any of its subsidiaries or any of their respective properties or assets. Except as set forth on the Company Disclosure Schedule, there is no order to which the Company or any of its subsidiaries or any of their respective properties or assets are subject.

(d)          Survival of Representations and Warranties. The representations and warranties of each of Purchaser and Sellers set forth in this Section shall survive the Closing. The representations and warranties of the Company shall not survive the Closing.

9.           Indemnification.

(a)          Each Seller, on a several basis and not on a joint basis, shall indemnify and hold harmless Purchaser and the Company for any damages or losses sustained or incurred by Purchaser or the Company related to or arising out of (i) any breach of a representation or warranty made by such Seller herein, or (ii) any breach or non-fulfillment of any covenant of such Seller set forth herein.

(b)          Purchaser shall indemnify and hold harmless each Seller and the Company for any damages or losses sustained or incurred such Seller or the Company related to or arising out of (i) any breach of a representation or warranty made by Purchaser herein, or (ii) any breach or non-fulfillment of any covenant of Purchaser set forth herein.

10.         Release.

(a)          As of the Closing, each Seller, for such Seller and for such Seller’s personal representatives, successors and assigns (the “Seller Releasing Parties”), hereby remises, releases and forever discharges the Company, its officers, stockholders, directors, employees, attorneys and advisors (whether acting in their individual capacities or on behalf of the Company), the subsidiaries and affiliates of the Company (whether past, present, or future), their respective officers, shareholders, directors (whether acting in their individual capacities or on behalf of such subsidiary or affiliate) and employees, and each of them, and their respective personal representatives, successors and assigns (the “Seller Released Parties”) from all claims, demands, actions, causes of action, suits in law or in equity, liabilities, costs, damages, and expenses, of whatever kind or nature, from the beginning of the world to the Closing Date, whether known or unknown, which such Seller now owns or holds or at any time previously owned or held or had, including, without limitation, any claims, demands, causes of action and suits in law or equity arising out of or in any way connected with (i) the ownership by such Seller of such Seller’s portion of the Purchased Stock, (ii) any services performed by such Seller for or on behalf of the Company, (iii) any obligations undertaken, suffered, or incurred by such Seller for or on behalf of the Company, and (iv) any other matters in connection with the Company or the Transactions. This release constitutes a full and final release and extends to all claims of every nature and kind, whether known or unknown, suspected or unsuspected, including but not limited to, claims for injunctive relief, attorneys’ fees, and any liability, whether predicated upon statute, employment discrimination of any kind, contract, tort or any other basis.

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(b)          For clarity, the Seller Releasing Parties do not release any actions or claims arising out of (i) any obligations or warranties made by the Purchaser contained in this Agreement or (ii) fraud suffered by any Seller Released Party.

11.         Joinder. As of the Closing, and without further action by Purchaser, Sellers or the Company, Purchaser shall be deemed to have joined each of the Stockholders’ Agreement and the Voting Agreements, as may be amended from time to time, and be subject to all of the rights and responsibilities of a Stockholder (in each case, as defined therein). Purchaser shall execute any documents relating to the foregoing reasonably requested by the Company.

12.         Election of Directors.

(a)          On all matters relating to the election and removal of directors of the Company, Sellers and Purchaser agree to vote all of their respective shares of Common Stock held by them (or the holders thereof shall consent pursuant to action by written consent of the holders of capital stock of the Company) so as to elect 1 individual if designated in writing to the Company by Purchaser. Any vote taken to remove a director designated by Purchaser pursuant to this Section or to fill any vacancy created by resignation, removal or death of a director by Purchaser and elected pursuant to this Section shall also be subject to the provisions of this Section. Upon the request of Purchaser, each Seller agrees to vote its respective shares of Common Stock for the removal of the director designated by Purchaser and elected pursuant to this Section. As of the Closing, Purchaser shall be deemed to have designated Robert Benya as its director pursuant to this Section, and no further action will be required by Purchaser, Sellers or the Company to elect Mr. Benya to the Board.

(b)          Purchaser, Sellers and the Company further agree that during the term of this Section, the size of the Board shall not exceed 7 members.

(c)          In the event Purchaser elects not to designate an individual to be a director of the Board, the Company and Sellers agree that Purchaser shall have the right to have a representative act as an observer at all Board meetings and any other Board proceeding, including without limitation, the right to review proposed transactions that require Board approval.

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(d)          The provisions of this Section shall continue in effect so long as Purchaser owns at least 20% of the outstanding Common Stock.

13.         Lockup Period. In exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller agrees that, during the period beginning on the Effective Date and ending on the first anniversary thereof, each Seller will not (and will cause any spouse, domestic partner, lineal descendant, parent, stepparent, sibling, stepsibling, uncle, aunt, niece, nephew, first cousin, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not to), without the prior written consent of the Purchaser, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Purchaser Common Stock whether now owned or hereafter acquired by Seller (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities or (iv) publicly announce the intention to do any of the foregoing.

14.         No Assumption of Company Debts and Liabilities. Purchaser and the Company agree that Purchaser shall not be liable for any of Company’s debts, loans or liabilities by virtue of the Transactions, including but not limited to Company’s $3 million dollar loan with New Castle County, Delaware.

15.         Miscellaneous.

(a)          Entire Agreement; Amendment. This Agreement constitutes the entire understanding among the parties hereto concerning the subject matter contained herein and supersedes any prior oral or written understandings or communications among the parties hereto regarding the subject matter of this Agreement. This Agreement shall be amended only by a written instrument executed by the parties hereto.

(b)          Headings. The headings of the Sections of this Agreement are included solely for convenient reference only and shall not be deemed to affect the construction or interpretation of this Agreement.

(c)          Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereunder.

(d)          Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)          Further Assurances. At any time and from time to time after the date hereof, any Seller shall, upon the request of Purchaser, and Purchaser shall, upon the request of any Seller, promptly execute, acknowledge and deliver such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer and delivery hereunder of the Purchased Stock and the Purchaser Common Stock and the performance by the parties of any of their other respective obligations under this Agreement and to carry out the purposes and intent of this Agreement.

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(f)           Acknowledgment of Limited Representation. Saul Ewing Arnstein & Lehr LLP has acted as counsel to the Company in connection with this Transaction, and has not provided legal advice to Purchaser or any individual stockholder of the Company, including any Seller. Purchaser and each Seller acknowledges that it or he has read and understood all the provisions of this Agreement, has been advised by the Company to retain counsel, and has been advised by counsel as necessary or appropriate, as determined by Purchaser or such Seller.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

SEVEN STARS CLOUD GROUP, INC.

By:	/s/ Robert G. Benya

Name:	Robert G. Benya
Office:	President and Chief Revenue Officer

COMPANY:

DELAWARE BOARD OF TRADE HOLDINGS, INC.

By:	/s/ John F. Wallace

Name:	John F. Wallace
Office:	Chairman

[Signature Page to Stock Purchase Agreement]

SELLERS:

ATLANTIC BRIDGE INVESTMENTS, LLC

By:	/s/ Jose Albert Guadalupe

Name:	Jose Albert Guadalupe
Office:	Director

DBOT-I LLC

By:	/s/ John Hynansky

Name:	John Hynansky
Office:	Manager

/s/ Michael J. Ramone
Michael J. Ramone

/s/ Dennis Toner
Dennis Toner

[Signature Page to Stock Purchase Agreement]

Schedule A

Shares of Purchased Stock to be Sold by Each Seller

Seller	Number of Shares

Atlantic Bridge Investments, LLC	625,000

DBOT-I LLC	833,333

Michael J. Ramone	918,546

Dennis Toner	166,667

Schedule B

Shares of Purchaser Common Stock to be Sold to Each Seller

Stockholder	Purchaser Shares Sold to Seller

Atlantic Bridge Investments, LLC	400,000

DBOT-I LLC	533,333

Michael J. Ramone	587,869

Dennis Toner	106,667